SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Iowa Telecommunications Services, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 16, 2005

To Our Shareholders:

The 2005 annual meeting of shareholders of Iowa Telecommunications Services, Inc. (“Iowa Telecom”) will be held at the Sodexho DMACC Conference Center, 600 North 2nd Avenue West, Newton, Iowa 50208 on Thursday, June 16, 2005 at 10:00 AM central time. At the meeting, shareholders will act on the following matters:

1.	Election of two Class I directors, each for a term of three years, in accordance with Iowa Telecom’s Articles of Incorporation and By-Laws (Proposal No. 1);

2.	Approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, hereinafter referred to as independent auditors, for the year ending December 31, 2005 (Proposal No. 2);

3.	The adoption of Iowa Telecom’s 2005 Stock Incentive Plan (Proposal No. 3); and

4.	Any other matters that properly come before the meeting.

Only shareholders of record at the close of business on April 22, 2005 are entitled to vote at the meeting or at any postponement or adjournment.

We hope that as many shareholders as possible will personally attend the meeting. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the meeting.

By Order of the Board of Directors,

Donald G. Henry Vice President, General Counsel and Secretary

April 26, 2005

i

ii

Iowa Telecommunications Services, Inc.

115 S. Second Avenue West

Newton, Iowa 50208

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of Iowa Telecommunications Services, Inc. (“Iowa Telecom” or the “Company”) to be held on Thursday, June 16, 2005, beginning at 10:00 AM central time, at Sodexho DMACC Conference Center, 600 North 2nd Avenue West, Newton, Iowa 50208, and at any postponements or adjournments thereof. The approximate date of mailing for this proxy statement and proxy card as well as a copy of Iowa Telecom’s 2005 Annual Report is April 29, 2005.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At Iowa Telecom’s annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including:

•	the election of Class I directors;

•	the approval of our independent auditors; and

•	the adoption of the 2005 Stock Incentive Plan, which is attached hereto as Exhibit A (the “2005 Stock Incentive Plan”).

In addition, management will report on our performance during 2004 and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, April 22, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of April 22, 2005, the record date, 30,864,195 shares of Iowa Telecom’s common stock were outstanding. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder as of the record date and attend the meeting, you may deliver your completed proxy card in person. If you are a “street name” shareholder, you should refer to the information forwarded by your bank, broker or other holder of record to see the procedures for voting your shares. If you are a “street name” shareholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with Iowa Telecom’s Secretary either a notice of revocation or a duly executed proxy bearing a later date. If you are a “street name” shareholder you may vote in person at the annual meeting if you obtain a proxy as described in the answer to the previous question. The powers of the proxy holders with regard to your shares will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Can I vote by telephone or electronically?

No. We have not instituted any mechanism for telephone or electronic voting. “Street name” shareholders, however, may be able to vote electronically through their bank, broker or other holder of record. If so, instructions regarding electronic voting will be provided by the broker as part of the package which includes this proxy statement.

What are the board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the board recommends a vote:

•	for the election of the nominated slate of Class I directors (see page 6);

•	for the approval and ratification of the appointment of Deloitte & Touche LLP as Iowa Telecom’s independent auditors (see page 23); and

•	for the ratification and adoption of Iowa Telecom’s 2005 Stock Incentive Plan (see page 26).

Pursuant to the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of directors. The affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of directors. A properly executed proxy card marked “WITHHOLD AUTHORITY” or “FOR ALL EXCEPT” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other proposals. For each other proposal, the affirmative vote of the holders of a majority of the shares actually voting on the proposal will be required for approval. A properly executed proxy card marked “ABSTAIN” with respect to any such matter will not be voted on such matter and will not affect the outcome of any matter, although it will be counted for purposes of determining whether there is a quorum.

Broker non-votes. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), such broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. Broker non-votes will not affect the outcome of any matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of Iowa Telecom’s stock?

Iowa Network Services, Inc. (“Iowa Network Services” or “INS”) beneficially owned 16.46% of Iowa Telecom’s outstanding shares of common stock as of January 27, 2005 according to its Schedule 13G filing. FMR Corp. beneficially owned 8.27% of Iowa Telecom’s outstanding shares of common stock as of February 14, 2005 according to its Schedule 13G filing. FS Private Investments III LLC beneficially owned 8.10% of Iowa Telecom’s outstanding shares of common stock as of February 14, 2005 according to its Schedule 13G filing.

How much stock do Iowa Telecom’s directors and executive officers own?

The table below shows the amount of Iowa Telecom common stock beneficially owned (unless otherwise indicated) by (i) each beneficial owner of more than five percent (5%), (ii) Iowa Telecom’s directors, (iii) Iowa Telecom’s executive officers named in the Summary Compensation Table on page 16, and (iv) Iowa Telecom’s executive officers and directors as a group. All information is as of April 22, 2005 unless otherwise noted.

Name and address of beneficial owner or identity of group(1)	Aggregate number of shares beneficially owned(2)	Percent of shares outstanding(3)
Iowa Network Services, Inc.	5,081,707	16.46%
FMR Corp.	2,553,440	8.27%
FS Private Investments III LLC
ING Furman Selz Investors III, L. P.(4)	2,500,169	8.10%
Edward J. Buchanan(6)	—	—
Brian P. Friedman(4)(5)	2,500,169	8.10%
Kevin R. Hranicka(6)	—	—
Stuart B. Katz(7)	—	—
Alan L. Wells	607,116	1.93%
Craig A. Knock	76,332	*
Donald G. Henry	15,195	*
Michael A. Struck	79,989	*
Brian T. Naaden	76,232	*
All executive officers and directors as a group (14 persons)	3,648,596	10.57%

*	Represents less than 1% of Iowa Telecom’s outstanding common stock.
(1)	Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them. The address of all executive officers and directors is c/o Iowa Telecommunications Services, Inc., 115 S. Second Avenue West, Newton, Iowa 50208.
(2)	Includes the following numbers of shares subject to options to purchase common stock of Iowa Telecom, which are currently exercisable or exercisable within 60 days of April 22, 2005: Mr. Wells—607,116; Mr. Knock—76,232; Mr. Henry—15,195; Mr. Struck—79,989; Mr. Naaden—76,232.
(3)	The percentage of stock outstanding for each shareholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such shareholder as of April 22, 2005 by (ii) the sum of (A) the number of shares of common stock outstanding as of April 22, 2005 plus (B) the number of shares issuable upon exercise of options held by such shareholder which were exercisable as of April 22, 2005 or which will become exercisable within 60 days after April 22, 2005. The applicable percentage is based upon, in the case of each holder, any options held by such holder and options which are presently or will become exercisable within 60 days after such date.
(4)	FS Private Investments III LLC has the power to make investment decisions and control the exercise of voting rights attached to these shares. ING Furman Selz Investors III, L.P., an affiliate of FS Private Investments III LLC, is the record holder of 1,742,069 shares.

(5)	Mr. Friedman is a Managing Member of FS Private Investments III LLC. As a Managing Member of FS Private Investments III LLC, he may be deemed to beneficially own and share the power to vote or dispose of the interests beneficially owned by FS Private Investments III LLC. Mr. Friedman disclaims such beneficial ownership except to the extent of his pecuniary interest therein.
(6)	Mr. Buchanan and Mr. Hranicka are also directors of Iowa Network Services, Inc.
(7)	Mr. Katz has been a Managing Director at FS Private Investments III LLC since 2001. FS Private Investments III LLC has the power to make investment decisions and control the exercise of voting rights for 2,500,169 shares; however Mr. Katz does not control the voting or disposition of such common stock and disclaims beneficial ownership of shares beneficially owned by FS Private Investments III LLC.

The addresses of the beneficial owners in the table above who are beneficial owners of five percent or more of our common stock are as follows: Iowa Network Services, Inc., 4201 Corporate Drive, West Des Moines, Iowa 50266; FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109; FS Private Investments III LLC, 520 Madison Avenue, 12th Floor, New York, New York 10022.

Section 16(a) beneficial ownership reporting compliance

To Iowa Telecom’s knowledge, based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2004 with the reporting requirements of Section 16(a) of the Exchange Act.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our restated articles of incorporation provide that our board of directors is divided into three classes of directors, designated Class I, Class II and Class III, as nearly equal in size as is practicable, serving staggered three-year terms. One class of directors is elected each year to hold office for a three-year term and until successors of such directors are duly elected and qualified. The Nominating and Governance Committee has recommended, and the board also recommends, that the shareholders elect the nominees designated below as the two Class I directors at this year’s Annual Meeting to serve for a term of three years or until their successors are duly elected and qualified, or until the 2008 Annual Meeting. The nominees for election to the office of director, and certain information with respect to their backgrounds and the backgrounds of non-nominee directors, are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein as Class I directors. Each of the nominees named herein presently serves as a director of the Company. In the event any of the nominees named herein is unable to serve as a director, discretionary authority is reserved to the board to vote for a substitute. The board has no reason to believe that any of the nominees named herein will be unable to serve if elected.

Nominees standing for election to the board

Name	Age	Current Position With Company
Alan L. Wells	45	President, Chief Executive Officer and Director
Brian P. Friedman	49	Director

Non-nominees continuing to serve in the office of director

Name	Age	Current Position With Company
Kevin R. Hranicka	52	Director
Stuart B. Katz	50	Director
Edward J. Buchanan	63	Director

Business experience of nominees to the board

Alan L. Wells. Mr. Wells is President and Chief Executive Officer of Iowa Telecom, and a member of our board of directors. He joined us in 1999 as President and Chief Operating Officer, and was appointed to the role of President and Chief Executive Officer in 2002. Prior to joining Iowa Telecom, Mr. Wells was Senior Vice President and Chief Financial Officer at MidAmerican Energy Holdings Company (MidAmerican), a Des Moines, Iowa-based electric and gas utility holding company, from 1997 until 1999. During the same period, Mr. Wells also served as President of MidAmerican’s non-regulated businesses. Mr. Wells held various executive and management positions with MidAmerican, its subsidiaries, and Iowa-Illinois Gas and Electric, one of its predecessors, from 1993 through 1999. Prior to that, Mr. Wells was with Deloitte Consulting (previously Deloitte & Touche Consulting) from 1986 through 1993. Prior to joining Deloitte & Touche, Mr. Wells held various positions with the Public Utility Commission of Texas and Illinois Power Company. He is a graduate of Illinois State University with a Bachelor of Science degree in Business Administration, and is a certified public accountant. Mr. Wells also serves as President of the Newton Development Corporation, and is a member of the board of directors of both the United States Telecommunications Association and the Iowa Telecommunications Association.

Brian P. Friedman. Mr. Friedman has served on the board of directors of Iowa Telecom since July 2000. He has been a Managing Member of Jeffries Capital Partners and FS Private Investments III LLC since 2000 and has held similar positions with affiliated entities since 1997. FS Private Investments III LLC is the manager of several entities that, together, own a significant portion of our common stock. Mr. Friedman is also the Chairman of the Executive Committee of Jefferies & Company, Inc. He is also a director of Telex Communications, Inc., a director of the general partner of K-Sea Transportation Partners L.P., a director of Pacific Basin Limited, and a director of various private companies in which FS Private Investments III LLC or its affiliates has an interest.

Business experience of continuing directors

Edward J. Buchanan. Mr. Buchanan is Chairman of our board of directors and has served on the board of directors since June 1999. He is also a director of Iowa Network Services, Inc. He has more than 44 years of telecommunications industry experience. Since 1960, Mr. Buchanan has been the President-General Manager of Interstate 35 Telephone Company, located in Truro, Iowa. He also has held various industry positions, including Director of the National Exchange Carrier Association, President and Director of the Rural Iowa Independent Telephone Association, Chairman of the Iowa Telephone Association (“ITA”) Compensation Committee, President and Director of ITA, Member of the Average Schedule Committee of The Organization for the Protection and Advancement of Small Telecommunications Companies (“OPASTCO”), and Member of the National Exchange Carrier Association Average Schedule Task Force. Mr. Buchanan is also a director of Farmers and Merchants State Bank, Winterset, Iowa.

Kevin R. Hranicka. Mr. Hranicka has served on the board of directors of Iowa Telecom since February 2003 and is also a director of Iowa Network Services, Inc. He has over 30 years of telecommunications industry experience and is the General Manager of the Van Buren Telephone Company (Van Buren) in Keosauqua, Iowa. Prior to joining Van Buren, Mr. Hranicka served as Plant Manager for Northern Arkansas Telephone Company and held various managerial and supervisory positions with GTE Midwest Incorporated and Continental Telephone. Mr. Hranicka serves on the board of directors of the Rural Iowa Independent Telephone Association and on various committees associated with the National Telecommunications Cooperative Association.

Stuart B. Katz. Mr. Katz has served on the board of directors of Iowa Telecom since February 2003. He is also a director of Telex Communications, Inc. and W&T Offshore, Inc. He has been a Managing Director at Jeffries Capital Partners and FS Private Investments III LLC since 2001. Prior to that he was employed as an investment banker by Furman Selz Incorporated since 1985, including successors in interest to a portion of Furman Selz’s investment banking business. FS Private Investments III LLC is the manager of several entities, that, together, own a significant portion of our common stock.

Board recommendation and shareholder vote required

The board of directors recommends a vote FOR the election of each of the nominees named above (Proposal No. 1 on the proxy card). The affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of directors.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

Are a majority of the directors independent?

The board of directors has determined that Messrs. Katz, Hranicka, Buchanan and Friedman are independent directors in accordance with Section 303A of the New York Stock Exchange (“NYSE”) corporate governance listing standards because none of them are believed to have any direct or indirect material relationships that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. In addition, the board has adopted Corporate Governance Guidelines which conform to or are more exacting than the NYSE listing standards and has determined that Messrs. Katz, Hranicka, Buchanan and Friedman are independent under these guidelines. A copy of our Corporate Governance Guidelines may be found on our website at www.iowatelecom.com. Mr. Wells is not considered independent under the NYSE listing standards because he currently serves as an executive officer of Iowa Telecom. As of the date of the annual meeting, there will be two vacancies on the board.

How are directors compensated?

We pay our non-employee directors an annual retainer of $25,000, half of which we intend to pay in shares of our common stock. Board members also are paid $1,000 for each board meeting attended in person, $500 for each board committee meeting attended in person and $500 for each board or board committee meeting attended by means of telephone conference call. In addition, the Chairman of the Audit Committee receives an additional annual retainer of $5,000. We promptly reimburse all non-employee directors for reasonable expenses incurred to attend board or board committee meetings.

Under our director compensation policy, a director who also serves as an executive officer receives compensation solely for acting in such capacity as an executive officer. The compensation levels for our executive officers are currently determined by our board of directors upon recommendation of the Compensation Committee. See “Summary Compensation Table” on page 16.

How often did the board meet during 2004?

The board met twelve times during 2004. Each director attended at least 75% of the total number of meetings of the board and committees on which he served. In 2004, the non-employee directors of the board met three times in executive session.

How many directors attended the 2004 annual meeting of shareholders?

Each director is expected to make a reasonable effort to attend all board and board committee meetings. Iowa Telecom does not require directors to attend the shareholders’ meeting. The 2004 annual meeting was attended by all directors.

What committees has the board established?

The board of directors has standing Audit, Nominating and Governance, and Compensation committees. As of December 31, 2004, the membership of the standing committees was as follows:

Name	Audit Committee	Nominating and Governance Committee	Compensation Committee
Edward J. Buchanan	*		*
Brian P. Friedman			*
Kevin R. Hranicka	*	*
Stuart B. Katz	*	*
Alan L. Wells

* Member

Audit Committee. The Audit Committee consists of Messrs. Buchanan, Hranicka and Katz. The board has determined that all members of the Audit Committee are independent, as defined in Section 303A of the NYSE corporate governance listing standards and Section 10(A)(m)(3) of the Exchange Act. Each of the members is able to read and understand financial statements, including a balance sheet, income statement and statement of cash flow and is financially literate as determined by Iowa Telecom’s board in its business judgment. The board has determined that in addition to being independent, Mr. Katz is an “audit committee financial expert” as such term is defined under the applicable Securities and Exchange Commission rules. The Audit Committee was established in October 2004 and did not meet in 2004. The Audit Committee has met three times thus far in 2005. The board has adopted an Audit Committee Charter, which is attached as Exhibit B hereto and may also be found on our website at www.iowatelecom.com. The charter describes the primary functions of the Audit Committee is to assist the board of directors in its oversight of:

•	the financial reporting process and internal control system;

•	the independent registered public accounting firm’s qualifications and independence;

•	compliance with legal, ethical and regulatory matters; and

•	the performance of our internal audit function and independent registered public accounting firm.

Our Audit Committee is also responsible for the following:

•	conducting an annual performance evaluation of the Audit Committee;

•	compensating, retaining and overseeing the work of our registered public accounting firm; and

•	establishing procedures for (a) receipt and treatment of complaints on accounting and other related matters and (b) submission of confidential employee concerns regarding questionable accounting or auditing matters.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

See the “Report of the Audit Committee of the Board of Directors” on page 12.

Nominating and Governance Committee. The Nominating and Governance Committee consists of Messrs. Katz and Hranicka. The board has determined that all members of the Nominating and Governance Committee are independent, as defined in Section 303A of the NYSE corporate governance listing standards. The Nominating and Governance Committee was established in October 2004 and did not meet in 2004. The Nominating and Governance Committee has met twice thus far in 2005. The purpose of the Nominating and Governance Committee is to:

•	establish criteria for board and committee membership and recommend to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

•	make recommendations regarding proposals submitted by our shareholders;

•	make recommendations to our board of directors regarding corporate governance matters and practices; and

•	oversee the evaluation of our board of directors and management.

The board has adopted a Nominating and Governance Committee Charter, a copy of which may also be found on our website at www.iowatelecom.com. The Nominating and Governance Committee will consider candidates for board membership that shareholders recommend. Shareholders may recommend candidates for consideration by the Nominating and Governance Committee by mailing a written notice to the Nominating and Governance Committee in care of the Secretary of Iowa Telecom. Such recommendations for the 2006 annual meeting of shareholders must be received by Iowa Telecom no later than December 30, 2005. The written notice must include the following information regarding each person whom the shareholder proposes to nominate for election or reelection as a director: the name, age, business address and, if known, the residential address of such person; the principal occupation or employment of such person; the class, series and number of shares of the corporation which are owned beneficially and of record by such person; all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Exchange Act, and the rules and regulations promulgated thereunder; and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, the written notice must include the following information regarding the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner; the class, series and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting; and any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act, and the rules and regulations promulgated thereunder.

The charter of the Nominating and Governance Committee sets forth the criteria for identifying and recommending new candidates to serve as directors. In considering potential candidates for the board, the Nominating and Governance Committee will give consideration to director candidates recommended by shareholders and the Nominating and Governance Committee’s own candidates, provided that the shareholder recommendations are made in accordance with the procedures described above. Candidates will be interviewed by the Nominating and Governance Committee to evaluate the following, among other qualifications it may deem appropriate:

•	Experience as a board member of another publicly-traded corporation, experience in industries or with technologies relevant to Iowa Telecom, accounting or financial reporting experience, or such other professional experience which the Nominating and Governance Committee determines qualifies an individual for board service;

•	Candidates’ business judgment and even temperament, high ethical standards, a healthy view of the relative responsibilities of a board member and management, independent thinking, articulate communication and intelligence; and

•	Any other factors, as the Nominating and Governance Committee deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board and any committees of the board.

Current directors standing for reelection are not required to participate in an interview process. All of the directors named on the proxy card are standing for reelection.

Compensation Committee. The Compensation Committee consists of Messrs. Buchanan and Friedman. The board has determined that all members of the Compensation Committee are independent, as defined in Section 303A of the NYSE corporate governance listing standards.

The Compensation Committee is charged with:

•	reviewing and approving goals and objectives relating to the compensation of our Chief Executive Officer and, based upon a performance evaluation, determining and approving the compensation of the Chief Executive Officer;

•	making recommendations to our board of directors on the compensation of other executive officers and on incentive compensation and equity-based plans; and

•	producing reports on executive compensation to be included in our public filings with the SEC.

The Compensation Committee was established in October 2004 and did not meet in 2004. The Compensation Committee has met twice thus far in 2005. The board has adopted a Compensation Committee Charter, a copy of which may also be found on our website at www.iowatelecom.com.

Executive Sessions

Executive sessions or meetings of outside (non-management) directors without management present were held three times in 2004. Mr. Edward J. Buchanan, Chairman of the Board of Directors, serves as the presiding director of the executive sessions. The outside directors reviewed the report of the independent auditor, the criteria upon which the performance of the Chief Executive Officer and other senior managers was based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers, and any other relevant matters. Meetings were also held from time to time with the Chief Executive Officer for a general discussion of relevant subjects.

Communications with Directors

The board has implemented a process by which our shareholders may send written communications to the board’s attention. Any shareholder desiring to communicate with our board, or one or more of our directors, may send a letter addressed to the Iowa Telecom Board of Directors c/o Donald G. Henry, Vice President, General Counsel and Secretary, Iowa Telecommunications Services, Inc., 115 S. Second Avenue West, P.O. Box 1046, Newton, Iowa 50208-1046. The Secretary has been instructed by the board to promptly forward all communications so received to the full board or the individual board member(s) specifically addressed in the communication.

Communications are distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	consumer complaints;

•	consumer inquiries;

•	resumés and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material deemed by the Secretary to be unduly hostile, threatening, illegal or similarly unsuitable will be excluded.

Code of Business Conduct and Ethics

The board has adopted a Code of Business Conduct and Ethics (the “Code”), a copy of which may be found on our website at www.iowatelecom.com. Under the Code, we insist on honest and ethical conduct by all of our directors, officers, employees and other representatives, including the following:

•	Our directors, officers and employees are required to deal honestly and fairly with our customers, collaborators, competitors and other third parties;

•	Our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of Iowa Telecom; and

•	Our directors, officers and employees should not disclose any confidential information of Iowa Telecom or its suppliers, customers or other business partners.

We also are committed to providing our shareholders and investors with full, fair, accurate and understandable disclosure in the reports that we file with the SEC. We will comply with all laws and governmental regulations that are applicable to our activities, and expect all of our directors, officers and employees to do the same.

Our board of directors and Audit Committee have established the standards in the Code and oversee compliance with the Code. The board has also created the position of Ethics Officer to assist in the administration of the Code and adherence to the Code. Donald G. Henry has been appointed as the Ethics Officer, and as Ethics Officer he reports directly to the board. Directors, officers and employees must report any known or suspected violations of the Code to the Ethics Officer or the Chairman of the Audit Committee or our board of directors. If it is determined that the Code has been violated, Iowa Telecom will take necessary corrective action reasonably calculated to address and correct the alleged violation.

REPORT OF THE AUDIT

COMMITTEE OF THE BOARD OF DIRECTORS

During the period covered by this report, the Audit Committee was composed of the following non-employee directors: Edward J. Buchanan, Kevin R. Hranicka and Stuart B. Katz. All of the members are independent as defined in Section 303A of the New York Stock Exchange (the “NYSE”) listing standards and Section 10(m)(3) of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter adopted by the board of directors in 2004. Such charter requires that the members of the Audit Committee meet the requirements of the rules and regulations of the Securities and Exchange Commission, NYSE and the Sarbanes-Oxley Act of 2002. The members of the Audit Committee meet all such current requirements. The Audit Committee is charged with the responsibility to select and appoint the independent accountants and has chosen to have the selection ratified by stockholders.

Management is responsible for Iowa Telecom’s internal controls and the financial reporting process. Management must disclose any “material weakness” in internal controls and may not conclude that controls are effective when such a weakness exists. Iowa Telecom’s independent accountants are responsible for performing an independent audit of Iowa Telecom’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on Iowa Telecom’s consolidated financial statements and to audit management’s assessment of internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. Management represented to the Audit Committee that Iowa Telecom’s consolidated financial statements were prepared in accordance with generally accepted accounting principles generally accepted in the United States. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

Iowa Telecom’s independent accountants also provided and discussed with the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also reviewed and discussed with the independent accountants the accounting firm’s independence. Based on these discussions and input from management, the Audit Committee found that the non-audit services provided by the independent accountants during the year ended December 31, 2004 were compatible with maintaining the independent accountants’ independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Iowa Telecom’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 31, 2005.

MEMBERS OF THE AUDIT COMMITTEE

Edward J. Buchanan

Kevin R. Hranicka

Stuart B. Katz

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

Pre-approval Policy

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee Charter, all audit and audit-related work and all non-audit work performed by the independent accountants, Deloitte & Touche LLP, must be submitted to the Audit Committee for specific approval in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee has not delegated any of its responsibilities under the Sarbanes-Oxley Act to management.

Audit Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of our consolidated financial statements for fiscal 2004 and 2003 were $1,171,000 and $131,000, respectively. Audit fees for fiscal 2004 also included fees billed for professional services rendered with respect to engagements, consents, comfort letters and assistance with the review of our filings with the SEC in connection with our initial public offering.

Audit-related Fees

The aggregate fees billed for audit-related services rendered by Deloitte & Touche LLP during fiscal 2004 and 2003, which consisted principally of audits and related services of the employee benefit plans were $24,000 and $52,000, respectively.

Tax Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP during fiscal 2004 and 2003 for tax compliance, tax advice and tax planning in connection with our tax returns were $17,000 and $23,000, respectively.

All Other Fees

None.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

The following is a description of the background of the executive officers of Iowa Telecom who are not directors:

David M. (Mike) Anderson. Mr. Anderson is our Vice President—External Affairs. Mr. Anderson is responsible for all of our state and federal regulatory and legislative activities. He is also responsible for the operation of our wholesale services group, which manages and services our business relationships with competitive local carriers and wireless carriers. In addition, he is responsible for the activities of our corporate communications group. Prior to joining Iowa Telecom in 2000 in conjunction with the GTE Midwest Incorporated acquisition, Mr. Anderson spent 21 years with GTE Midwest Incorporated in various management positions involving regulatory and legislative policy development and implementation. From 1989 to 2000, Mr. Anderson was Director of External Affairs for GTE Midwest Incorporated’s Midwest operations group. In that position he managed GTE Midwest Incorporated’s regulatory and legislative activities in Iowa, Missouri, Nebraska and Minnesota. He is a past President and Director of the Iowa Telecommunications Association. He has also served on the board of directors of the Nebraska, Minnesota and Missouri Telephone Associations. He is currently a member of United States Telecommunications Association’s Telecom Policy Committee.

Charles J. Bruggemann. Mr. Bruggemann is our Vice President—Operations. Mr. Bruggemann is responsible for our field force operations, including our central office, service provisioning, dispatch and repair activities. He is also responsible for external contract labor associated with outside plant activities, and for buildings, fleet and supply operations. Prior to joining Iowa Telecom in 2000 in conjunction with the GTE Midwest Incorporated acquisition, Mr. Bruggemann held several positions with GTE Midwest Incorporated. From 1997-2000, he was General Manager, Customer Operation for the Midwest Division and had overall responsibility for service operations in the states of Iowa, Nebraska and Minnesota. Prior to that assignment, Mr. Bruggemann held various technical and managerial positions with GTE Midwest Incorporated. Mr. Bruggemann has over 32 years of telecommunications operations experience. Mr. Bruggemann currently serves as an officer and director of Iowa One Call.

Donald G. Henry. Mr. Henry is our Vice President, General Counsel and Secretary. From 1999 until he joined Iowa Telecom in 2003, Mr. Henry represented the Office of Consumer Advocate in administrative proceedings before the Iowa Utilities Board relating to telecommunications law and policy and in various judicial proceedings. Between 1992 and 1999, Mr. Henry served as administrative law judge for the Utilities Division of the Iowa Department of Commerce, on behalf of the Iowa Utilities Board. Prior to that time, Mr. Henry was in a private practice. Mr. Henry received his law degree from the University of Michigan and holds a masters degree in economics from the University of Iowa.

Lon M. Hopkey. Mr. Hopkey is our Vice President—Corporate Development. Mr. Hopkey is responsible for our competitive local exchange carrier operations and for growth initiatives including strategic acquisitions and divestitures. Prior to joining Iowa Telecom in 1999, Mr. Hopkey held several positions with MidAmerican. From 1996 to 1999, Mr. Hopkey was Manager Corporate Development for MidAmerican, with responsibilities for completing purchase and sale transactions for various non-regulated entities and for evaluating business combinations for MidAmerican. From 1997 to 1999, Mr. Hopkey was responsible for running several non-regulated entities of MidAmerican. From 1990 through 1996, Mr. Hopkey held various corporate finance positions with MidAmerican and its predecessor companies. Mr. Hopkey has a Masters of Business Administration degree, and a Bachelor of Science degree in Biomedical Engineering from the University of Iowa.

Dennis R. Kilburg. Mr. Kilburg is our Vice President—Engineering. Mr. Kilburg is responsible for all network planning, all capital expenditures related to network infrastructure and all network technical support. Prior to joining Iowa Telecom in 1999, Mr. Kilburg was the Director of Advanced Network Products at Iowa Network Services, Inc. From 1994 until 1998, Mr. Kilburg managed Hickory Tech Corporation’s telecommunications operations within Iowa. Prior to joining Hickory Tech, Mr. Kilburg worked in various management roles for GTE Midwest Incorporated and Contel Corporation from 1985 until 1994, and with the Preston Telephone Co. from 1971 until 1985. Mr. Kilburg has over 33 years of experience in telecommunications operations and engineering.

Craig A. Knock. Mr. Knock is our Vice President, Chief Financial Officer and Treasurer. From 1998 until he joined us in January 2000, he served as the Vice President and Chief Financial Officer for Racom Corporation, a wireless telecommunications company in Iowa. From 1993 until 1998, he was the Vice President and Chief Financial Officer and Treasurer for Atlantic Tele-Network, Inc., a publicly-held telecommunications company headquartered in the U.S. Virgin Islands. He also served as the Controller for Atlantic Tele-Network from 1992 until 1993. Prior to joining Atlantic Tele-Network, Mr. Knock worked as an audit manager with Deloitte & Touche. Mr. Knock is a certified public accountant and has a Bachelor of Business Administration degree in Accounting from the University of Iowa.

Timothy D. Lockhart. Mr. Lockhart is our Vice President—Administration. Mr. Lockhart is responsible for all human resource functions, as well as our residential customer contact center. Prior to joining Iowa Telecom in 2000, Mr. Lockhart held human resource positions with the Menasha Corporation from 1993 through 1999. From 1988 to 1992, Mr. Lockhart served in various human resource roles with the Weyerhaeuser Corporation. Mr. Lockhart has a Bachelor of Science degree in Communications from Toccoa Falls College and a Masters of Arts degree in Organizational Development and Business from Arizona State University.

Brian T. Naaden. Mr. Naaden is our Vice President and Chief Information Officer. Mr. Naaden is responsible for our information systems and for our Internet service and our data subsidiary. Prior to joining Iowa Telecom in 2000, Mr. Naaden served as Vice President of Technical Services for McLeodUSA, a communications provider based in Cedar Rapids, Iowa, from 1996 to 2000. From 1984 to 1996, Mr. Naaden held various directorial and managerial positions with MCI, TelecomUSA and Teleconnect. Mr. Naaden has over twenty years of experience in the telecommunications industry.

Michael A. Struck. Mr. Struck is our Vice President—Sales and Marketing. Prior to joining Iowa Telecom in 2001, Mr. Struck held various positions with MCI WorldCom. From 1998 to 2001, Mr. Struck was responsible for National Account voice and data sales in nine midwestern states. From 1991 through 1997, Mr. Struck held various MCI sales and service management roles in Iowa, Nebraska and South Dakota. From 1983 through 1990, Mr. Struck held various positions within the sales, marketing and engineering departments at Telecom USA and one of its predecessors, Teleconnect Company. Mr. Struck began his career with Northwestern Bell as an Account Executive in 1980. Mr. Struck has a Bachelor of Science degree with a major in Marketing from the University of Iowa.

SUMMARY COMPENSATION TABLE

As of December 31, 2004, Iowa Telecom had ten executive officers including its Chief Executive Officer. The following table provides a summary of compensation for each of the years ended December 31, 2004, 2003 and 2002 with respect to the person serving as Iowa Telecom’s Chief Executive Officer during the year ended December 31, 2004 and each of Iowa Telecom’s other four most highly compensated executive officers during the year ended December 31, 2004 who were serving in that capacity as of December 31, 2004 and whose annual salary and bonus during the year ended December 31, 2004 exceeded $100,000 (collectively the “Named Executive Officers”).

Name	Year	Annual Compensation					Long Term Compensation			All Other Compensation (2)
		Salary (1)		Bonus		Other Annual Compensation	Awards		Payouts
							Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)
Alan L. Wells	2004		$278,462		$175,000	—	—	—	—		$53,370
President and Chief Executive Officer	2003 2002	$ $	280,385 269,135	$ $	148,500 108,000	— —	— —	— 1,079,894	— —	$ $	48,548 41,767

Craig A. Knock	2004		$133,385		$100,000	—	—	—	—		$13,904
Vice President, Chief Financial Officer, and Treasurer	2003 2002	$ $	135,000 129,712	$ $	52,000 41,000	— —	— —	— 135,595	— —	$ $	13,200 11,228

Donald G. Henry	2004		$118,538		$80,000	—	—	27,028	—		$9,437
Vice-President, General Counsel, and Secretary (3)	2003 2002		$44,615 —		$7,294	— —	— —	— —	— —		$2,944 —

Michael A. Struck	2004		$156,538		$35,000	—	—	—	—		$15,375
Vice-President—Sales and Marketing	2003 2002	$ $	159,923 153,539	$ $	50,000 62,000	— —	— —	— 203,437	— —	$ $	6,000 6,000

Brian T. Naaden	2004		$124,231		$60,000	—	—	—	—		$4,411
Vice President and Chief Information Officer	2003 2002	$ $	124,615 119,481	$ $	22,800 65,000	— —	— —	— 135,595	— —	$ $	5,688 4,184

(1)	Includes amounts deferred under the Iowa Telecommunications Services, Inc. Deferred Compensation Plan. The Iowa Telecommunications Services, Inc. Deferred Compensation Plan also provides for a discretionary Company match (for amounts, see All Other Compensation column).
(2)	Includes the Company’s (i) match under the Iowa Telecommunications Services, Inc. Deferred Compensation Plan; (ii) matching contribution to 401(k) plan; and (iii) discretionary contribution to 401(k), in each case for and on behalf of the named officers as follows:

Name	Year	Company Matching Contribution				Discretionary Contribution to 401(k) Plan		Total All Other Compensation
		Deferred Compensation Plan		401(k) Plan
Alan L. Wells	2004		$37,470		$9,750		$6,150		$53,370
President and Chief Executive Officer	2003 2002	$ $	33,548 27,517	$ $	9,000 8,250	$ $	6,000 6,000	$ $	48,548 41,767

Craig A. Knock	2004		$—		$8,342		$5,562		$13,904
Vice President, Chief Financial Officer, and Treasurer	2003 2002	$ $	— —	$ $	7,920 6,737	$ $	5,280 4,491	$ $	13,200 11,228

Donald G. Henry	2004		$—		$5,662		$3,775		$9,437
Vice-President, General Counsel, and Secretary (3)	2003 2002	$ $	— —	$ $	1,606 —	$ $	1,338 —		$2,944 —

Michael A. Struck	2004		$—		$9,225		$6,150		$15,375
Vice-President—Sales and Marketing	2003 2002	$ $	— —	$ $	— —	$ $	6,000 6,000	$ $	6,000 6,000

Brian T. Naaden	2004		$—		$—		$4,411		$4,411
Vice President and Chief Information Officer	2003 2002	$ $	— —	$ $	— —	$ $	5,688 4,184	$ $	5,688 4,184

(3)	Donald G. Henry’s employment with the Company commenced on August 18, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the grant of stock options under our 2002 Stock Incentive Plan to the Named Executive Officers during 2004.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1) (3)
					5%($)	10%($)
Donald G. Henry	27,028	100%	$11.10	1/28/2014	$40,749	$242,592

(1)	The dollar amounts under these columns are the result of calculation at 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of Iowa Telecom’s stock price. Any valuation model utilized to calculate future stock appreciation and valuation requires a prediction of Iowa Telecom’s stock price, and thus, could place Iowa Telecom in the position of predicting a future stock price that would most likely be incorrect. Therefore, Iowa Telecom did not use an alternative valuation method, as it is unaware of any method which will determine with reasonable accuracy a present value based on future unknown factors.
(2)	All options were granted at an exercise price in excess of the fair market value of the common stock as determined by the board of directors on the date of grant.
(3)	The “Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term” is the incremental gain to all shareholders as a group which would result from the application of the same assumptions applied to the Named Executive Officers’ options to all shares outstanding at December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth the information with respect to the Named Executive Officers concerning the exercise of options during 2004 and unexercised options held as of December 31, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the- Money Options at Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alan L. Wells	472,778	$4,624,772	607,116	—	$8,326,367	$—
Craig A. Knock	59,363	$584,622	76,232	—	$1,050,534	$—
Donald G. Henry	11,833	$79,438	15,195	—	$161,763	$—
Michael A. Struck	123,448	$1,215,747	79,989	—	$1,102,309	$—
Brian T. Naaden	59,363	$584,622	76,232	—	$1,050,534	$—

(1)	The amount represents the difference between the exercise price and a market value of $21.57 as determined by the last sale price as quoted on NYSE on December 31, 2004.

Iowa Telecommunications Services, Inc. 2002 Stock Incentive Plan

We adopted the Iowa Telecommunications Services, Inc. Stock Incentive Plan, on April 26, 2002. Options were granted under the plan to officers and certain key employees.

As of December 31, 2004 there were a total of 1,195,919 options outstanding under the 2002 Stock Incentive Plan, all of which were vested.

No further options will be granted under the 2002 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning compensation plans previously approved by security holders and not previously approved by security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options Column A	Weighted-Average Exercise Price of Outstanding Options Column B(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) Column C(2)
Equity compensation plans approved by security holders	1,195,919	$7.90	—
Equity compensation plans not approved by security holders	—	—	—

Total	1,195,919	$7.90	—

(1)	Pursuant to the terms of our 2002 Stock Incentive Plan, the exercise price of outstanding options is adjusted to reflect the payment of cash dividends in respect to Common Stock.

(2)	Although the 2002 Stock Incentive Plan permits the issuance of options to purchase 32,354 additional shares, the board has determined that no further options will be granted under the 2002 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation levels of our executive officers are currently determined by our board of directors upon the recommendation of the Compensation Committee and our Chief Executive Officer. Mr. Edward J. Buchanan and Mr. Brian P. Friedman served on the Compensation Committee during the year ended December 31, 2004. Neither has ever been an officer or employee of Iowa Telecom or any of its subsidiaries. During the year ended December 31, 2004, no executive officer of Iowa Telecom served on the Compensation Committee or board of directors of any other entity which had any executive officer who also served on the Compensation Committee or board of Iowa Telecom. No executive officer of Iowa Telecom currently serves on the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation Committee of Iowa Telecom’s board of directors was established in October 2004, and during the period covered by this report consisted of the following two non-employee directors: Mr. Edward J. Buchanan and Mr. Brian P. Friedman. The board has determined that all members of the Compensation Committee are independent, as defined in Section 303A of the NYSE corporate governance listing standards. The Compensation Committee determines all compensation paid or awarded to Iowa Telecom’s executive officers. The Compensation Committee believes Iowa Telecom must retain, adequately compensate and financially motivate talented and ambitious managers capable of leading Iowa Telecom’s planned expansion in highly competitive fields. The Compensation Committee’s goal is to use Iowa Telecom resources wisely by attracting and retaining the most effective and efficient management organization possible. In determining the compensation of the executive officers in 2004, the Compensation Committee considered company performance and compensation levels of comparable companies with a goal of remaining reasonably competitive with those companies.

There are three elements of the compensation plan: annual base salary, cash bonuses under the short-term executive incentive plan and long-term incentives under a stock incentive plan. The executive incentive plan rewards employees with a cash bonus when the Company and the employee meet financial and operational objectives established and measured by the Compensation Committee.

The stock incentive plan provides for the issuance of restricted stock and restricted stock units, performance awards and other stock grants to the Company’s executive officers. The proposed 2005 Stock Incentive Plan is described in greater detail in discussion of Proposal No. 3.

In 2004, the Compensation Committee and the board applied the principles and objectives described above to determine the compensation of the President and Chief Executive Officer of Iowa Telecom, Mr. Alan L. Wells, and increased Mr. Wells’ base salary to $280,000 and also made an award of $175,000 under the executive incentive plan. In making their determinations, the Compensation Committee and the board reviewed the Company’s 2004 performance and compared Mr. Wells’ total compensation against the compensation paid to those in similar organizations with similar responsibilities.

The Compensation Committee currently is conducting an assessment of Mr. Wells’ compensation in anticipation of entering into a new employment agreement prior to the expiration of the current agreement between the Company and Mr. Wells.

MEMBERS OF THE COMPENSATION

COMMITTEE

Edward J. Buchanan

Brian P. Friedman

EMPLOYMENT AGREEMENT

The Company has entered into an employment agreement with Alan L. Wells, our President and Chief Executive Officer. The employment agreement expires on December 31, 2005, and is subject to automatic extensions for successive terms of one year unless terminated by delivery of notice by either party in accordance with the terms of the contract. Under the terms of his employment agreement, Mr. Wells receives a base salary of $280,000, which may be increased following annual review by our board of directors and may also receive an annual bonus, determined by our board of directors in its sole discretion, of up to 55% of his base salary. For fiscal year 2004, 50% of Mr. Wells’ annual bonus was dependent upon the Company meeting pre-established earnings-based performance targets. The employment agreement also provides that we shall provide Mr. Wells with a credit under our deferred compensation plan equal to 5% of the sum of Mr. Wells’ base salary and cash bonus. The amounts credited by us to Mr. Wells’ account under the deferred compensation plan vest and become nonforfeitable following Mr. Wells’ completion of five years of service with us. Mr. Wells has completed five years of service.

The Compensation Committee is conducting an assessment of Mr. Wells’ compensation in anticipation of entering into a new employment agreement prior to the expiration of the current agreement between the Company and Mr. Wells. We expect that any such arrangement will include long-term incentives consistent with the dividend policy adopted by our board of directors. We and Mr. Wells expect to enter into a new agreement prior to the expiration of his current employment agreement.

Under the terms of his current employment agreement, if Mr. Wells’ employment is terminated with cause or upon his disability, or if Mr. Wells terminates his employment without good reason, Mr. Wells is entitled only to payment of his unpaid base salary for the period prior to termination. If we terminate Mr. Wells’ employment for any reason other than cause or upon his disability, or if Mr. Wells terminates his employment for good reason, or if Mr. Wells does not enter into a new employment agreement with us prior to the end of the term of his current employment agreement and leaves Iowa Telecom, he is entitled to receive his unpaid base salary for the period prior to such termination as well as severance compensation equal to his base salary for a period of 24 months.

We do not have employment agreements or change in control agreements with any other members of our management team.

SHAREHOLDER RETURN PERFORMANCE

Set forth below is a line graph comparing the change in the cumulative total return on our company’s common stock with the cumulative total return of the S&P 500 and the Dow Jones US Fixed Line Telecommunications Index for the period from November 18, 2004 (the first day of trading of our common stock on the New York Stock Exchange) to December 31, 2004, assuming the investment of $100 on November 18, 2004 and the reinvestment of dividends.

The common stock price performance shown on the graph only reflects the change in our company’s common stock price relative to the noted indices and is not necessarily indicative of future price performance.

	11/18/2004	11/31/2004	12/31/2004
Iowa Telecommunications Services, Inc.	$100.00	$101.97	$104.54
S&P 500	$100.00	$104.05	$107.59
Dow Jones US Fixed Line Telecommunications Index	$100.00	$103.67	$105.94

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders and Registration Rights Agreement

Under our amended and restated shareholders and registration rights agreement, our existing equity investors are entitled to the following registration rights for the shares of common stock held by them:

•	Iowa Network Services will have three demand rights to require us to use our reasonable best efforts to register its resale of common stock to the public;

•	Shares owned and controlled by FS Private Investments III LLC, Teachers Insurance and Annuity Association of America and BancBoston Ventures Inc. will also together have three demand rights to require us to use our reasonable best efforts to register their resale of common stock to the public; and

•	If we register any common stock at any time, either for our account or for the account of any shareholder, the above-mentioned equity investors and certain members of management who may have obtained shares upon the exercise of stock options are entitled to request that we use our best efforts to include the number of their shares of common stock which, in the opinion of the underwriters, can be sold in such offering.

The amended and restated shareholders and registration rights agreement also requires us to use our reasonable best efforts to file a shelf registration statement from and after November 17, 2005 (or after May 16, 2005 if so requested by parties holding common stock with an aggregate market value of at least $50 million, subject to blackout exceptions as agreed between us and the underwriters), which registration statement will generally remain effective until all shares eligible for resale thereunder have been sold, subject to customary exceptions. In most cases, we will bear all registration expenses (other than underwriting discounts), including the fees and expenses of one counsel to the selling shareholders. If we file a registration statement under the Securities Act with respect to an underwritten public offering of our common stock, under certain circumstances no party to the agreement will be permitted to effect any sale or distribution of any shares of common stock during the seven days before and the 90 days after the effective date of the registration statement (other than as part of the underwritten public offering).

Telecommunications Service Arrangements with Iowa Network Services

We currently have several agreements with our largest shareholder, Iowa Network Services, pursuant to which we purchase from INS certain services, including switch monitoring and telecommunication circuits, and resell certain products we obtain from INS. In addition, INS currently provides transmission and termination services for substantially all of our intra-LATA long distance traffic, pursuant to resale arrangements. In 2004 we recognized revenues of $2.9 million and expenses of $9.0 million relating to these transactions with INS.

GTE Midwest Incorporated

Redemption of Old Preferred Stock. Prior to March 25, 2004, GTE Midwest Incorporated owned all of the Company’s outstanding convertible preferred stock. On that date, we redeemed all of our preferred stock and paid related accrued preferred stock dividends, for an aggregate cost of $100 million. The face amounts for the preferred stock and the related accrued dividends were $125.0 million and $32.7 million, respectively.

Services. GTE Midwest Incorporated, the former holder of our preferred stock, is a wholly owned subsidiary of Verizon Communications Inc. We currently have several contracts with Verizon Communications Inc. pursuant to which we receive telecommunications services, including directory publishing, access, repair and other miscellaneous services. Within the past year, we have also purchased equipment from Verizon for resale, inventory and supplies. We receive revenues from Verizon for special access services, network switched access services and rental payments under a building lease.

PROPOSAL NO. 2—APPROVAL OF AUDITORS

The Audit Committee of the board of directors approved the retention of Deloitte & Touche LLP as Iowa Telecom’s independent auditors for the year ending December 31, 2005, subject to shareholder approval. Deloitte & Touche LLP has served as Iowa Telecom’s independent auditors since December 31, 2000. Representatives of Deloitte & Touche LLP will be available to answer questions and make statements at the annual meeting.

Board recommendation and shareholder vote required

The Audit Committee of the board of directors recommends a vote FOR the approval and ratification of the appointment of Deloitte & Touche LLP as Iowa Telecom’s independent auditors for the year ending December 31, 2005 (Proposal No. 2 on the proxy card). The affirmative vote of the holders of a majority of the shares actually voting on the proposal will be required for approval.

If the appointment is not ratified, the Audit Committee will select other independent auditors. If the appointment is ratified, the Audit Committee reserves the right to appoint other independent auditors.

PROPOSAL NO. 3—ADOPTION OF 2005 STOCK INCENTIVE PLAN

On April 26, 2005, the board adopted, subject to shareholder approval, the Iowa Telecommunications Services, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”). The purpose of the 2005 Stock Incentive Plan is to promote the interests of Iowa Telecom and our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors, directors and others who will make substantial contributions to the Company’s growth and financial performance for the benefit of our shareholders.

We previously awarded stock options to our employees through our 2002 Stock Incentive Plan. We will not issue any additional options under the 2002 plan.

The board believes that continuation of incentive compensation is essential for attracting, retaining and motivating the individuals capable of assuring our future success. Shareholder approval of the 2005 Stock Incentive Plan will permit us to award incentives that achieve our goals.

The following is a summary of the material terms of the 2005 Stock Incentive Plan and is qualified in its entirety by reference to the 2005 Stock Incentive Plan, a copy of which is attached as Exhibit A to this proxy statement.

Summary of the 2005 Stock Incentive Plan

Administration

The Compensation Committee will administer the 2005 Stock Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2005 Stock Incentive Plan. In addition, the committee can specify whether, and under what circumstances, awards to be received under the 2005 Stock Incentive Plan may be deferred automatically or at the election of either the holder of the award or the committee. Subject to the provisions of the 2005 Stock Incentive Plan, the committee may amend or waive the terms and conditions of an outstanding award. The committee has authority to interpret the 2005 Stock Incentive Plan and establish rules and regulations for the administration of the 2005 Stock Incentive Plan. The board may exercise the powers of the committee at any time.

Eligible Participants

Any employee, officer, consultant, advisor or director providing services to us or any of our affiliates who is selected by the committee is eligible to receive an award under the 2005 Stock Incentive Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2005 Stock Incentive Plan will be 500,000. The closing price of a share of our common stock as reported on the New York Stock Exchange on April 26, 2005 was $19.10. Our non-employee directors, as a group, may not be granted awards in the aggregate of more than 5% percent of the shares available for awards under the plan.

The committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2005 Stock Incentive Plan.

If any shares of our common stock subject to any award or to which an award relates are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the 2005 Stock Incentive Plan. In addition, shares used by award recipients as payment of the exercise price of an award or in satisfaction of the tax obligations relating to an award will be available again for award grants, except that, after ten years from the date the 2005 Stock Incentive Plan is approved by our shareholders, any shares withheld in connection with the satisfaction of tax obligations relating to restricted stock shall not be available for granting awards. Prior to ten years from the date the 2005 Stock Incentive Plan is approved by our shareholders, any previously issued shares that are used by a participant as full or partial payment to us of the purchase or exercise price relating to an award or in connection with the satisfaction of tax obligations relating to an award will again be available for granting awards under the 2005 Stock Incentive Plan.

Types of Awards and Terms and Conditions

The 2005 Stock Incentive Plan will permit the granting of:

•	restricted stock and restricted stock units;

•	performance awards of cash or stock;

•	dividend equivalents; and

•	other stock grants.

The 2005 Stock Incentive Plan will not permit grants of stock options or stock appreciation rights.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2005 Stock Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration, or for cash or other consideration as determined by the committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock or other securities, or property, or any combination of these in a single payment, installments or on a deferred basis. The term of awards will be for a period not longer than 10 years from the date of grant.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the committee. If the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock and restricted stock units will be forfeited, unless the committee determines that it would be in our best interest to waive the remaining restrictions.

Performance Awards. Performance awards granted under the 2005 Stock Incentive Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Internal Revenue Code”). Performance awards give participants the right to receive payments in cash or stock based solely upon the achievement of certain performance goals during a specified performance period. The committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period within the parameters of Section 162(m).

Performance goals must be based solely on one or more of the following business criteria: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization (including any adjustments authorized by the committee), net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), dividend payments on common stock, returns (including one or more of return on assets, equity, investment, capital and revenue and total shareholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures, and may be applied at individual or organizational levels. The aggregate dollar value of performance awards paid to any recipient in any calendar year may not exceed $5,000,000.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the committee. Dividend equivalents will be subject to other terms and conditions determined by the committee.

Other Stock Grants. The committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the committee and the 2005 Stock Incentive Plan limitations.

Duration, Termination and Amendment. Unless discontinued or terminated by the board, the 2005 Stock Incentive Plan will expire on the tenth anniversary of the shareholder approval of the 2005 Stock Incentive Plan. No awards may be made after that date. However, any award granted under the 2005 Stock Incentive Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The board may amend, alter or discontinue the 2005 Stock Incentive Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our common stock available, increase the award limits under the 2005 Stock Incentive Plan, or expand the classes or categories of persons eligible to receive awards under the 2005 Stock Incentive Plan. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of the New York Stock Exchange or any other securities exchange applicable to us.

Transferability of Awards

Unless otherwise provided by the committee, awards under the 2005 Stock Incentive Plan may only be transferred by will or by the laws of descent and distribution.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2005 Stock Incentive Plan. The board, exercising the powers of the committee, will determine the number and types of awards that will be granted in 2005.

Equity Compensation Plan Information

Information as of December 31, 2004 regarding our equity compensation plans is provided on pages 17-18 of this proxy statement.

Federal Income Tax Consequences

As to other awards granted under the 2005 Stock Incentive Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount (if any) paid for the shares by the holder. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction

Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the 2005 Stock Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m), we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2005 Stock Incentive Plan.

Application of Section 16

Special rules may apply to individuals subject to Section 16 of the Securities Exchange Act of 1934.

Board recommendation and shareholder vote required

The Board of Directors recommends a vote FOR the ratification and adoption of the proposal to approve the Iowa Telecommunications Services, Inc. 2005 Stock Incentive Plan (Proposal No. 3 on the proxy card). Proxies will be voted FOR the proposal unless otherwise specified. The affirmative vote of the holders of a majority of the shares actually voting on the proposal will be required for approval.

ANNUAL REPORT TO SHAREHOLDERS

Iowa Telecom’s 2004 Annual Report to Shareholders accompanies this proxy statement.

SHAREHOLDERS’ PROPOSALS

In order for a shareholder to have a proposal included in the proxy statement for the 2006 annual shareholders’ meeting, the proposal must comply with both the procedures identified by Rule 14a-8 under the Exchange Act and be received in writing by Iowa Telecom’s Secretary no later than December 30, 2005. Such a proposal will be considered at the 2006 annual shareholders’ meeting.

The following information must be provided regarding each proposal: a brief description of the business desired to be brought before the meeting; the reasons for conducting such business at the meeting; and a statement of any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made. In addition, the following information must be provided regarding the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner; the class, series and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to bring the business proposed in the notice before the meeting; and any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

GENERAL

The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by Iowa Telecom. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of Iowa Telecom without special compensation therefore. Iowa Telecom expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of Iowa Telecom’s common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR all of the proposals described in this proxy statement.

OTHER MATTERS

The board knows of no other matters to be brought before the annual meeting. If matters other than the foregoing should arise at the annual meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy card.

Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Donald G. Henry
Vice President, General Counsel and Secretary

Dated: April 26, 2005

Exhibit A

IOWA TELECOMMUNICATIONS SERVICES, INC.

2005 STOCK INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock Grant granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee of the Board or any other committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a “Non-Employee Director.”

(g) “Company” shall mean Iowa Telecommunications Services, Inc., an Iowa corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, consultant, advisor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the New York Stock Exchange, the closing sale price of one Share as reported on the New York Stock Exchange on such date or, if the Shares are not traded on the New York Stock Exchange on such date, on the most recent preceding date when the Shares were so traded.

(m) “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 and is an “outside director” within the meaning of Section 162(m) of the Code.

(n) “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(o) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(p) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(q) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization (including any adjustments authorized by the committee), net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), dividend payments on common stock, returns (including one or more of return on assets, equity, investment, capital and revenue and total shareholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(r) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(s) “Plan” shall mean the Iowa Telecommunications Services, Inc. 2005 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(t) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(u) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(v) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(w) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(x) “Share” or “Shares” shall mean a share or shares of common stock, $.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

(b) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, exercise the powers and duties of the Committee under the Plan without any further action of the Committee.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 500,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in Treasury.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall again be available for granting Awards under the Plan, except that, after ten years from the date the Plan is approved by the Company’s shareholders, any Shares withheld in connection with the satisfaction of tax obligations relating to Restricted Stock shall not be available for granting Awards. Prior to ten years from the date the Plan is approved by the Company’s shareholders, any previously issued Shares that are used by a Participant as full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall again be available for granting Awards under the Plan.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan.

(d) Award Limitations Under the Plan

(i) Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $5,000,000 in value, whether payable in cash, Shares or other property.

(ii) Plan Limitation on Restricted Stock, Restricted Stock Units and Other Stock Grants. No more than 500,000 Shares, subject to adjustment as provided in Section 4(c) of the Plan, shall be available under the Plan for issuance pursuant to grants of Restricted Stock, Restricted Stock Units and Other Stock Grants; provided, however, that if any Awards of Restricted Stock Units terminate or are forfeited or cancelled without the issuance of any Shares or if Shares of Restricted Stock or Other Stock Grants are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the Shares subject to such termination, forfeiture, cancellation or reacquisition by the Company shall again be available for grants of Restricted Stock, Restricted Stock Units and Other Stock Grants for purposes of this limitation on grants of such Awards.

(iii) Limitation on Awards Granted to Non-Employee Directors. Directors who are not also employees of the Company or an Affiliate may not be granted Awards in the aggregate for more than 5% of the Shares available for Awards under the Plan, subject to adjustment as provided in Section 4(c) of the Plan. No Award may be made to any Director who is not also an employee of the Company or an Affiliate unless all such Directors receive an Award with the same terms and conditions; provided, however, that (i) an Award may be made to a Director who is not also an employee of the Company or an Affiliate as compensation for service on a committee of the Board provided all members of such committee receive an Award with the same terms and conditions and (ii) an Award may be made to a Director who is not also an employee of the Company or an Affiliate upon such Director’s initial appointment to the Board.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.

Section 6. Awards

(a) Options. No stock options shall be granted pursuant to the terms of this Plan.

(b) Stock Appreciation Rights. No stock appreciation rights shall be granted pursuant to the terms of this Plan.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. The minimum vesting period of such Awards shall be 2 years from the date of grant, unless the Award is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the Award may vest over a period of less than 2 years from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and Restricted Stock Units held by the Participant at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

(e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine.

(g) General

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange.

Section 7. Amendment and Termination; Adjustments

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) violates the rules or regulations of the New York Stock Exchange or any other securities exchange applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv) expands the classes or categories of persons eligible to receive Awards under the Plan.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

All federal, state, local or foreign payroll, withholding, income or other taxes are the sole and absolute responsibility of a Participant. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.

Section 9. General Provisions

(a) No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Shareholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Iowa.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k) Headings. Headings are given to the Sections and subsections of the Plan or any Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l) Section 16 Compliance; Section 162(m) Administration. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons.

(m) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of the New York Stock Exchange or other exchange and the Iowa Business Corporation Act. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

Section 10. Effective Date of the Plan

The Plan shall be effective upon its adoption by the Board, provided, however, that in the event the Plan is not approved within one year thereafter by the shareholders of the Company, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, provided further, that no Award may vest and no Shares may be issued under the Plan prior to approval of the Plan by the shareholders of the Company.

Section 11. Term of the Plan

The Plan shall terminate at midnight on the tenth anniversary of shareholder approval of the Plan, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired. The Plan shall remain in effect as long as any Awards are outstanding.

Adopted by the Board of Directors on April 26, 2005

Approved by the Shareholders of the Company on             , 2005

EXHIBIT B

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF IOWA TELECOMMUNICATIONS SERVICES, INC.

1.	Purpose of Committee. The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Iowa Telecommunications Services, Inc. (the “Company”) is to assist the Board in its oversight of (a) the integrity of the Company’s financial statements and its financial reporting and disclosure practices; (b) the Company’s compliance with legal and regulatory requirements and the soundness of the Company’s ethical and environmental compliance programs; (c) the appointment, compensation, qualifications, independence and performance of the Company’s external auditors; (d) the performance of the Company’s internal audit function; and (e) the soundness of the Company’s financial reporting process and systems of internal accounting and internal control over financial reporting (the “Internal Controls”). The Audit Committee shall also prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

2.	Committee Membership. The Committee shall be comprised of three or more directors. Until 90 days following the date on which the SEC declares the registration on Form S-1 (Registration No. 333-114349) (the “Registration Statement”) effective (the “Interim Date”), at least one member of the Committee shall, in the business judgment of the Board, meet the independence requirements of the New York Stock Exchange, Inc. (the “NYSE”) and applicable law. From the Interim Date to the date which is one year following the date on which the SEC declares the Registration Statement effective, a majority of the members of the Committee shall, in the business judgment of the Board, meet the independence requirements of the NYSE and applicable law. Thereafter, all members of the Committee shall, in the business judgment of the Board, meet the independence requirements of the NYSE and applicable law.

In addition, all of the Committee members must be “financially literate” and at least one member of the Committee must have “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment. The Board shall also determine whether any member of the Committee is an “audit committee financial expert,” as defined by rules of the SEC. If the Board has determined that a member of the Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

No director may serve as member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement.

The members of the Committee shall be appointed by the Board for such term or terms as the Board may determine in its discretion and serve at the pleasure of the Board. The Board shall appoint the Chairperson of the Committee.

3.	Committee Duties and Responsibilities. The Committee shall make regular reports to the Board. The Committee shall:

(a)	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(b)	Review with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements prior to the filing of the Company’s Forms 10-K and 10-Q, including (i) the results of the independent auditors reviews of such financial statements, (ii) major issues regarding accounting and auditing principles and practices, (iii) the adequacy of Company’s Internal Controls that could significantly affect the Company’s financial statements and (iv) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

(c)	Discuss with management and the independent auditor, as appropriate, earnings, press releases and financial information.

(d)	Recommend, for stockholder approval, the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board.

(e)	Be directly responsible for the compensation, retention and oversight of the work of the independent auditor, who shall report directly to the Committee.

(f)	Resolve disagreements between management and the auditor regarding financial reporting.

(g)	Ensure that the independent auditor prepares and delivers annually an auditor’s statement (it being understood that the independent auditor is responsible for the accuracy and completeness of this statement), to discuss with the independent auditor any relationships or services disclosed in this statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors, and to recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

(h)	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

(i)	Review the experience and qualifications of the Company’s senior finance executives.

(j)	Review the appointment and retention of the senior internal auditing executive.

(k)	Meet with the senior internal auditing executive to discuss the internal auditing department’s significant reports to management and management’s responses thereto.

(l)	Approve all audit engagement fees to be paid to the independent auditor.

(m)	Evaluate together with the Board the performance of the independent auditor and, whether it is appropriate to rotate independent auditors on a regular basis, but in no event no less frequently than is required bylaw. If so determined by the Committee, recommend that the Board replace the independent auditor.

(n)	Establish policies for the hiring of employees and former employees of the independent auditor, taking into consideration any policies that the independent auditor may have in this regard.

(o)	Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

(p)	Pre-approve all audit services to be provided by the independent auditor.

(q)	Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

(r)	Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

(s)	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

(t)	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(u)	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

(v)	Review the significant reports to management prepared by the internal auditing department and management’s responses.

(w)	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

(x)	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

(y)	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(i)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

(ii)	Any changes required in the planned scope of the internal audit; and

(iii)	The internal audit department responsibilities, budget and staffing.

(z)	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

(aa)	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

(bb)	Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

(cc)	Review all related-party transactions for potential conflict of interest situations.

(dd)	Discuss with the Company’s management any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquires received from governmental agencies.

(ee)	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints and concerns regarding the Company’s accounting, internal accounting controls and auditing matters.

(ff)	Conduct an annual evaluation of the Committee’s performance in carrying out these duties and responsibilities, and prepare and issue the evaluation report required under “Performance Evaluation” below.

(gg)	Perform any other duties or responsibilities consistent with this Charter, the Company’s articles of incorporation and bylaws, each as from time to time amended and restated, and governing law as the Committee or the Board deems necessary or appropriate.

4.	Meetings and Reporting. The Committee shall meet with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. The Committee should meet separately periodically with management, the senior internal auditing executive and the independent auditor to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The proceedings of all Committee meetings shall be reflected in written minutes, which shall be maintained with the records of proceedings of the Board. The Committee shall report to the Board at appropriate intervals, but no less than twice per year, on the activities of the Committee and its findings. The Committee is governed by the same rules regarding meetings (including meetings by teleconference or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

5.	Performance Evaluation. The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Committee or any member thereof designated by the Committee to make such report.

6.	Resources and Authority. The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. The Committee shall have sole authority to approve related fees and retention terms.

Committee members shall receive no compensation other than for Board or Committee services.

7.	Delegation to Subcommittee. The Committee may, in its discretion, delegate its authority in accordance with Iowa corporation law to subcommittees established by the Committee from time to time, which subcommittees shall consist of one or more members of the Committee and shall report to the Committee.

8.	Limitation Of Audit Committee’s Role. The Audit Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. Management is responsible for the fair presentation of the information set forth in the financial statements in conformity with GAAP. The independent auditor’s responsibility is to provide their opinion, based on their audits, that the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with GAAP. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in conformity with GAAP. Further, it is not the duty of the Audit Committee to assure compliance with applicable laws and regulations, the Corporation’s Code of Ethical Conduct or its environmental compliance program.

9.	Adoption of Charter. This Charter was originally adopted by the Board of Directors on October 28, 2004.

IOWA TELECOMMUNICATIONS SERVICES, INC.

PROXY COMMON STOCK

ANNUAL MEETING: JUNE 16, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Messrs. Craig A. Knock and Donald G. Henry, and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, upon the following proposals and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting of Shareholders of Iowa Telecommunications Services, Inc. (“Iowa Telecom”) to be held at Sodexho DMACC Conference Center, 600 North 2nd Avenue West, Newton, Iowa 50208 on Thursday, June 16, 2005 at 10:00 AM central time or any adjournment(s), postponement(s) or other delay(s) thereof (the “Annual Meeting”), all shares of common stock of Iowa Telecom to which the undersigned is entitled to vote at the Annual Meeting. The following proposals are more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated April 22, 2005 (receipt of which is hereby acknowledged).

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND WILL BE VOTED, EITHER FOR OR AGAINST, AT THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 1, 2 AND 3.

(Continued and to be dated and signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

IOWA TELECOMMUNICATIONS SERVICES, INC.

June 16, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. To elect two (2) directors.

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Mr. Alan L. Wells Mr. Brian P. Friedman

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2. To ratify the appointment of Deloitte & Touche LLP as Iowa Telecom’s independent auditors for the year ending December 31, 2005.

FOR AGAINST ABSTAIN

3. To ratify and adopt the 2005 Stock Incentive Plan.

4. To transact such other business as may properly come before the Annual Meeting.

PLEASE SIGN AND DATE AND RETURN YOUR PROXY TODAY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

PLEASE CHECK THIS BOX IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.